EXHIBIT 11.0

                                        COMPUTATIONS OF EARNINGS PER SHARE

                                                Three Months Ended

                                                  March 31, 2002

--------------------------------------------------------------------------------

                                                      Less
                                  Total Shares     Unallocated      Shares Used For
                                  Outstanding      ESOP Shares      EPS Calculation
                                  -----------      -----------      ---------------
      December 31, 2001            1,162,320          38,341            1,123,979
      January 31, 2002             1,162,320          38,341            1,123,979
      February 28, 2002            1,162,320          38,341            1,123,979
      March 31, 2002               1,162,320          38,341            1,123,979


          Weighted average number of shares outstanding for
          the quarter ended March 31, 2002, for earnings
          per share calculation                                    1,123,979

          Stock options outstanding at March 31, 2002:               151,776
                                                                     -------

          Weighted average exercise price of stock options:      $9.39 per share
                                                                 ---------------

          Average stock price for three-month period:
          ended March 31, 2002                                        $11.40
                                                                      ------




                                                                Three Months Ended
                                                                ------------------
                                                                     March 31,
                                                                     ---------
         Basic Earnings Per Share                               2002            2001
         ------------------------                               ----            ----
         Income available to common stockholders            $   369,741      $   291,199
                                                            ===========      ===========

         Weighted average number of common shares
             outstanding for basic EPS calculation            1,123,979        1,110,416
                                                            ===========      ===========

                  Basic Earnings Per Share                  $      0.33      $      0.26
                                                            ===========      ===========

         Diluted Earnings Per Share

         Income available to common stockholders            $   369,741      $   291,199
                                                            ===========      ===========

         Weighted average number of common shares
             outstanding for basic EPS calculation            1,123,979        1,110,416

         Weighted average common shares issued
             under stock option plans                           151,776          151,776

         Less weighted average shares assumed
             repurchased with proceeds                         (125,052)        (151,776)
                                                               --------         --------

         Weighted average number of common shares
             outstanding for diluted EPS calculation          1,150,703        1,110,416
                                                            ===========      ===========

                  Diluted Earnings Per Share                $      0.32      $      0.26
                                                            ===========      ===========

                       COMPUTATIONS OF EARNINGS PER SHARE

                                Six Months Ended

                                 March 31, 2002


--------------------------------------------------------------------------------
                                                Less
                             Total Shares    Unallocated       Shares Used For
                             Outstanding     ESOP Shares       EPS Calculation
                             -----------     -----------       ---------------
      September 30, 2001      1,162,320        38,341            1,123,979
      October 31, 2001        1,162,320        38,341            1,123,979
      November 30, 2001       1,162,320        38,341            1,123,979
      December 31, 2001       1,162,320        38,341            1,123,979
      January 31, 2002        1,162,320        38,341            1,123,979
      February 28, 2002       1,162,320        38,341            1,123,979
      March 31, 2002          1,162,320        38,341            1,123,979


             Weighted average number of shares outstanding for
             the six months ended March 31, 2002, for earnings
             per share calculation                                1,123,979
                                                                  ---------

             Stock options outstanding at March 31, 2002:           151,776
                                                                    -------

             Exercise price of stock options:                  $9.39 per share
             --------------------------------                  ---------------

             Average stock price for six-month period:
             Ended March 31, 2002                                    $10.28
                         --- ----                                    ------



                                                    Six Months Ended
                                                    ----------------
                                                        March 31,
                                                        ---------
Basic Earnings Per Share                       2002                     2001
------------------------                       ----                     ----
Income available to common stockholders     $1,022,907                $340,251
                                            ==========                ========

Weighted average number of common shares
    outstanding for basic EPS calculation    1,123,979               1,110,416
                                             =========               =========

         Basic Earnings Per Share                $0.91                   $0.31
                                                 =====                   =====

Diluted Earnings Per Share

Income available to common stockholders     $1,022,907                $340,251
                                            ==========                ========

Weighted average number of common shares
    outstanding for basic EPS calculation    1,123,979               1,110,416

Weighted average common shares issued
    under stock option plans                   151,776                   4,500

Less weighted average shares assumed
    repurchased with proceeds                (138,676)                 (4,495)
                                             --------                  ------

Weighted average number of common shares
    outstanding for diluted EPS calculation  1,137,079               1,110,421
                                             =========               =========

Diluted Earnings Per Share                       $0.90                   $0.31
                                                 =====                   =====
